As filed with the Securities and Exchange Commission on September 16, 1997.
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------
                             CUC International Inc.
             (Exact Name of Registrant as Specified in Its Charter)
               Delaware                                06-0918165
     (State or Other Jurisdiction                   (I.R.S. Employer
   of Incorporation or Organization)               Identification No.)
                              --------------------
                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                              --------------------
                                Cosmo Corigliano
                Senior Vice President and Chief Financial Officer
                             CUC International Inc.
                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                    Copy to:
                               Amy N. Lipton, Esq.
                    Senior Vice President and General Counsel
                             CUC International Inc.
                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261
                              --------------------


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                         Proposed
                                            Proposed      Maximum
                               Amount       Maximum      Aggregate   Amount of
Title of Shares to             to be     Aggregate Price Offering  Registration
be Registered               Registered(1)  Per Unit(2)     Price        Fee
--------------------------------------------------------------------------------

Common Stock, par value
  $.01 per share              908,703       $27.875   $25,330,096.13  $7,675.79
================================================================================


(1) 908,703 shares represents all of the shares issuable to the Selling Stockholders named herein in connection with the Tango Acquisition (as further described herein).
(2) Estimated solely for purposes of calculating the registration fee as provided pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices reported by the New York Stock Exchange, Inc. Composite Tape as of September 9, 1997.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED SEPTEMBER 16, 1997

                                 908,703 SHARES
                                -----------------

                             CUC INTERNATIONAL INC.
                                  COMMON STOCK
                           ($.01 par value per share)



     The 908,703 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of CUC International Inc., a Delaware corporation ("CUC" or the "Company"), which may be offered for sale from time to time pursuant to this Prospectus have been issued to Robert T. Tucker as the escrow agent (the "Escrow Agent") and may also be transferred to and sold by Tango Communications L.P., a Delaware limited partnership ("Tango"), CyberComm L.P., a Delaware limited partnership and a subsidiary of Tango ("CyberComm") and TangoComm L.P., a Delaware limited partnership and a subsidiary of Tango ("TangoComm") upon the occurrence of certain events, in each case in connection with the acquisition (the "Tango Acquisition") of substantially all of the assets and liabilities of Tango and its subsidiaries by CUC Media L.L.C., a Delaware limited liability company in which the Company has a controlling ownership interest ("CUC Media").

     The Tango Acquisition was effected pursuant to the terms of (i) a Contribution Agreement dated as of March 14, 1997 (the "Contribution Agreement") by and among the Company, Plextel Holdings, Inc., a Delaware corporation and a third-tier, indirect, wholly owned subsidiary of the Company ("Holdings"), CUC Media, Tango, Tango Communications L.L.C., a Delaware limited liability company and the general partner of Tango (the "General Partner"), CyberComm, TangoComm and Cooper Media, Inc., an Ohio corporation and a subsidiary of Tango ("Cooper" and, together with Tango, CyberComm and TangoComm, the "Tango Entities") and
(ii) an Escrow Agreement dated as of March 14, 1997 (the "Escrow Agreement") by and among the Company, Holdings, Tango, the General Partner, CyberComm, TangoComm and the Escrow Agent.

     Pursuant to the Contribution Agreement, the Tango Entities contributed substantially all of their assets to CUC Media in exchange for certain interests in CUC Media (the "Tango LLC Interests") and the Company contributed $2,500,000 in cash to the capital of CUC Media in exchange for interests representing a controlling interest in CUC Media. In connection with the indemnification obligations of the Tango Entities under the Contribution Agreement and certain obligations of the Company and Holdings under the Escrow Agreement, Holdings deposited the Shares with the Escrow Agent to be held in an escrow deposit. Upon exercise of certain conversion rights of the Company and the Tango Entities party to the Escrow Agreement, the Shares will be issued to such Tango Entities in accordance with the terms and conditions of the Escrow Agreement. The Tango Entities party to the Escrow Agreement have the right to convert all, but not less than all, of the Tango LLC Interests into seventy-five percent (75%) of the Shares, representing 681,527 shares (the "Escrowed Conversion Shares") during the period September 1, 1997 to January 5, 1998. The Escrow Agreement also grants Holdings the right to cause the Tango LLC Interests to be converted into the Escrowed Conversion Shares during the period February 5, 1998 to March 19, 1998 (or, under certain circumstances, until June 30, 1998). Upon delivery of the

Escrowed Conversion Shares pursuant to the exercise by any party of the foregoing conversion rights, the Tango LLC Interests will cease to be outstanding and the Tango Entities will cease to have any rights with respect to the Tango LLC Interests or CUC Media. If the conversion rights are not exercised within the applicable periods, all of the Shares will be delivered to Holdings.

     Prior to March 14, 1998 (the first anniversary of the consummation of the Tango Acquisition), the Company and Holdings have the right to make a claim against the remaining twenty-five percent (25%) of the Shares, representing 227,176 shares (the "Escrowed Indemnification Shares") to the extent that the Tango Entities fail to make certain indemnification payments pursuant to the Contribution Agreement. Such portion of the Escrowed Indemnification Shares against which the Company or Holdings makes a claim for indemnity will remain in escrow until a final determination is made with respect to the disposition of such shares. Any portion of the Escrowed Indemnification Shares with respect to which no claim is made prior to the one-year anniversary of the consummation of the Tango Acquisition, will either be retained in escrow and treated in the same manner as the Escrowed Conversion Shares or, if any of the parties have previously exercised their conversion rights, disbursed to the Tango Entities party to the Escrow Agreement.

     In addition, at any time that any Shares are held in escrow by the Escrow Agent, the General Partner may request that all or a portion of such Shares be sold by the Escrow Agent, with the net proceeds from any such sale to be retained in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement. The General Partner has made a request that the Escrow Agent sell all of the Escrowed Conversion Shares pursuant to this provision of the Escrow Agreement.

     The Company is registering the Shares as required pursuant to certain registration rights granted to the respective Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but has agreed to bear certain expenses of registration of the Shares. See "Selling Stockholders - Registration Rights of the Selling Stockholders." The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "CU." On September 11, 1997, the last reported sale price of Common Stock on the NYSE was $28 1/8 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is           , 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements, information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Commission's Web site at (http://www.sec.gov). Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Common Stock is listed on the NYSE, and such reports, proxy statements, information statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (together with any amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"),with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (and amendments thereto) previously filed by the Company (File No. 1-10308) with the Commission pursuant to the Exchange Act are incorporated herein by reference and are made a part hereof:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (the "CUC 10-K"), filed with the Commission on May 1, 1997;

                  (ii) The Company's Quarterly Reports on Form 10-Q for its
            fiscal quarters ended April 30, 1997 and July 31, 1997 (the "CUC 10-Qs"), filed with the Commission on June 16, 1997 and September 15, 1997;

                  (iii) The Company's Current Reports on Form 8-K, filed with the Commission on February 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997, May 29, 1997 and August 14, 1997, and all
            other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1997 and prior to the date of this Prospectus;

                  (iv) The Joint Proxy Statement/Prospectus of CUC International
            Inc. and HFS Incorporated (the "CUC/HFS Proxy") on Schedule 14A filed with the Commission on August 28, 1997; and

                  (v) The description of Common Stock in the Company's
            registration statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed for the purposes of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document so incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered upon the written or oral request of such person. Requests for such copies should be directed to the Company, 707 Summer Street, Stamford, Connecticut 06901,
Attention: Secretary, telephone: (203) 324-9261.


                                   THE COMPANY

     The Company is a leading technology-driven, membership-based consumer services company, providing over 70 million members with access to a variety of goods and services worldwide. These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, vacation exchange, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants, and provides travelers with value-added tax refunds. The Company believes that it is the leading provider of membership-based consumer services of these types in the United States. The Company's membership activities are conducted principally through its Comp-U-Card division and the Company's wholly-owned subsidiaries, FISI*Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc., Entertainment Publications, Inc. and SafeCard Services, Inc., acquired as part of the Company's acquisition of Ideon Group, Inc. ("Ideon").

     The Company also offers consumer software in various multimedia forms through the CUC Software Division. During its fiscal year ended January 31, 1997, the Company acquired Davidson & Associates, Inc. ("Davidson"), Sierra On-Line, Inc. ("Sierra") and Knowledge Adventure, Inc. ("KA"). Davidson, Sierra and KA develop, publish, manufacture and distribute educational, entertainment and personal productivity interactive multimedia products for home and school use. These products incorporate characters, themes, sound, graphics, music and speech in ways that are engaging to the user for multimedia PC's, including CD-ROM-based PC systems, and selected emerging platforms.

     Recent Developments. On May 27, 1997, the Company entered into an Agreement and Plan of Merger with HFS Incorporated, a Delaware corporation ("HFS"), pursuant to which, upon the terms and subject to the conditions specified therein, HFS will be merged with and into the Company, with the Company as the surviving corporation in such merger (the "HFS Merger"). HFS is a global services provider, providing services to consumers through intermediaries in the travel and real estate industries. Upon completion of the HFS Merger, the Company, as the surviving company in the HFS Merger, will change its name to Cendant Corporation. In the

HFS Merger, each share of issued and outstanding HFS common stock will be converted into the right to receive 2.4031 shares of Common Stock. Completion of the HFS Merger is subject, among other things, to approval by the shareholders of CUC and HFS. The HFS Merger will be accounted for in accordance with the pooling-of- interests method of accounting.

     On August 13, 1997, the Company entered into a Share Purchase Agreement with Hebdo Mag International Inc. ("Hebdo Mag"), certain stockholders of Hebdo Mag (the "Hebdo Mag Stockholders") and Getting to Know You of Canada Ltd., an indirect wholly-owned subsidiary of the Company ("Subsidiary"), pursuant to which Subsidiary agreed to acquire (the "Hebdo Mag Acquisition") all of the outstanding capital stock of Hebdo Mag in exchange for the issuance of shares of preferred stock of Subsidiary exchangeable for shares of Common Stock (the "Hebdo Acquisition Shares") and the assumption of certain options of Hebdo Mag exchanged for options to acquire shares of Common Stock, such Hebdo Acquisition Shares and options having an aggregate value of approximately $440 million. Based in Paris, France, Hebdo Mag is an international publisher of over 150 titles and distributor of classified advertising information with operations in twelve countries, including Canada, France, Sweden, Hungary, the United States, Italy, Russia and Holland. The Hebdo Mag Acquisition is subject to customary closing conditions, including the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Investment Canada Act, the Canada Competition Act and the Swedish Competition Act, as well as the effectiveness of a registration statement required to be filed by the Company with respect to the resale by the Hebdo Mag Stockholders of the Hebdo Acquisition Shares. The Hebdo Mag Acquisition will be accounted for in accordance with the pooling-of-interests method of accounting.

     The Company from time to time explores and conducts discussions with regard to acquisitions and other strategic corporate transactions in its industries and in other businesses. Historically, the Company has been involved in numerous transactions of various magnitudes for consideration which included cash or securities (including Common Stock) or combinations thereof. The Company will evaluate and pursue appropriate acquisition and combination opportunities as they arise. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. In the past, acquisitions by the Company have involved both relatively small acquisitions and acquisitions which have been significant, including the HFS Merger.


                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholders.


                              SELLING STOCKHOLDERS

     Ownership of the Shares. The Selling Stockholders consist of the Escrow Agent and/or Tango, CyberComm and TangoComm. All of the Shares offered hereby are, or will be upon exercise of the conversion rights described on the first page of this Prospectus, owned, both beneficially and of record, by the Selling Stockholders; however, as described on the first page of this Prospectus, 227,176 Shares will be held in escrow by the Escrow Agent to secure certain indemnification obligations of the Tango Entities under the Contribution Agreement. Any portion of the Escrowed Indemnification Shares with respect to which no indemnification claim is asserted will either be retained in escrow and treated in the same manner as the Escrowed Conversion Shares or, if any of the parties have previously exercised their conversion rights, disbursed to the Tango Entities party to the Escrow Agreement. With respect to Shares released from escrow to Tango, CyberComm and TangoComm, such shares will be owned as follows: Tango (79%), CyberComm (20%) and TangoComm (1%).

     As of the date of this Prospectus, other than the Shares offered hereby, the Selling Stockholders (in the case of the Escrow Agent, in his capacity as such) do not own any other shares of Common Stock or any other shares of the capital stock of the Company. The Escrow Agent is also the Secretary of the Company and holds Common Stock and options to acquire shares of Common Stock. Immediately prior to giving effect to the Tango Acquisition, the Tango Entities owned all of the assets and were responsible for all of the liabilities contributed to and assumed by CUC Media in connection with the Tango Acquisition. The Shares will be acquired by the Selling Stockholders in connection with the Tango Acquisition and the provisions of the Contribution Agreement and the Escrow Agreement. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be owned by the Selling Stockholders upon the completion of the offering to which this Prospectus relates.

     Registration Rights of the Selling Stockholders. The Company is registering the Shares as required pursuant to certain registration rights granted to the Selling Stockholders upon the terms and conditions set forth in the Escrow Agreement (the "Registration Rights"). In connection with the Registration Rights the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the resale of the Shares, and has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the filing of such Registration Statement and to use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement (and maintain the current status of the prospectus or prospectuses contained therein) through the earlier of (x) the first date on which any Selling Stockholder is permitted to resell such Shares pursuant to the provisions of Rule 144 promulgated under the Securities Act, or (y) the date upon which there shall cease to be any Shares that have not either been sold or otherwise transferred by the Selling Stockholders to the general public or such Shares shall have ceased to be outstanding. In addition, pursuant to the Registration Rights, the Company will bear certain costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, all other registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by the Company, and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Registration Rights (excluding, without limitation, all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Shares and excluding the cost of any separate legal counsel or other advisors retained by the Selling Stockholders). In addition, pursuant to the Registration Rights, the Company, on the one hand, and the Selling Stockholders, on the other hand, have agreed to indemnify each other and certain other parties for certain liabilities, including liabilities under the Securities Act, with respect to certain inaccuracies which might be contained in this Prospectus and the Registration Statement and the amendments and supplements thereto.

     Employment and Other Special Relationships of the Selling Stockholders. In addition to serving as Escrow Agent, Robert T. Tucker is the Secretary of the Company and holds Common Stock and options to acquire shares of Common Stock. Certain persons affiliated with Tango, CyberComm and TangoComm were officers and/or employees of the Tango Entities prior to the consummation of the Tango Acquisition, including, without limitation, Mr. Eric D. Becker, who was an officer of the General Partner prior to the consummation of the Tango Acquisition (such affiliates, including Mr. Becker, being referred to as the "Tango Affiliates"). Certain of the Tango Affiliates, including Mr. Becker, entered into a non-competition agreement with the Company, Holdings and CUC Media on the date of consummation of the Tango Acquisition, which agreement provides, subject to the terms and conditions thereof, that such persons will not compete with certain businesses of CUC Media and Holdings for a period of up to five years following the consummation of the Tango Acquisition. In addition, from time to time prior to the date hereof, the Company and certain of the Tango Affiliates have discussed possible business arrangements unrelated to the Tango Entities and the Tango Acquisition, but have not entered into any such business arrangements and have no current plans to enter into any such business arrangements. To the best knowledge of the Company, except as set forth above, none of the Selling Stockholders nor any of the affiliates of the Selling Stockholders are, or have in the past three years been, a director or officer of the Company or, to the best knowledge of the Company, any of the Company's affiliates. Except for the transactions contemplated pursuant to the Contribution Agreement, the Escrow Agreement and such non-competition agreement, to the best knowledge of the Company, there is not, and there has not in the past three years been, any material relationship between the Company and its affiliates, on the one hand, and the Selling Stockholders and other their respective affiliates, on the other.


                              PLAN OF DISTRIBUTION

     The Selling Stockholders have advised the Company that the Shares may be sold from time to time by the Selling Stockholders or by their respective pledgees, donees, distributees, transferees or other successors-in- interest (collectively "Transferees") on the NYSE or any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, or through negotiated transactions or otherwise. The Shares will not be sold in an underwritten public offering. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices. The Selling Stockholders, Transferees or certain counterparties to derivatives transactions with the Selling Stockholders or Transferees may effect sales of the Shares directly or by or through agents, brokers or dealers and the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker- dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sales. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Stockholders, Transferees and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Stockholders, Transferees and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration.

     In connection with the distribution of the Shares, the Selling Stockholders and Transferees may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders and Transferees. The Selling Stockholders and Transferees may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders and Transferees may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders and Transferees may also loan or pledge the Shares to a financial institution or broker-dealer and the financial institution or broker-dealer may sell the Shares so loaned or upon a default the financial institution or broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders and Transferees may, from time to time, enter into other types of hedging transactions.

     In offering the Shares covered by this Prospectus, the Selling Stockholders, Transferees and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Stockholders and Transferees may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act, and, in such event, any commissions received by them and any profit on the resale of Shares may be deemed underwriting commissions or discounts under the Securities Act.

                                  LEGAL MATTERS

     The legality of the Shares will be passed upon for the Company by Peter G. McGonagle, who is a Vice President of the Company and holds options to acquire shares of Common Stock.


                                     EXPERTS

     The consolidated financial statements and schedule of the Company appearing in the CUC 10-K incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the years ended January 31, 1996 and 1995, is based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra, KPMG Peat Marwick LLP, independent auditors of Davidson, and Price Waterhouse LLP, independent accountants of Ideon. The financial statements and schedule referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1997 and 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Form 10-Q for the period ended April 30, 1997, incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because the report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

     The financial statements of HFS and its consolidated subsidiaries, except PHH Corporation ("PHH"), as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference from the CUC/HFS Proxy have been audited by Deloitte & Touche LLP, as stated in their reports which are incorporated herein by reference. The financial statements of PHH (consolidated with those of HFS) as of December 31, 1996 and January 31, 1996 and for the year ended December 31, 1996 and each of the years in the two-year period ended January 31, 1996 have been audited by KPMG Peat Marwick LLP, as stated in their report incorporated herein by reference. Their report contains an explanatory paragraph that states that PHH adopted the provisions of Statement of Financial Standards No. 122 "Accounting for Mortgage Service Rights" in the year ended January 31, 1996. Such financial statements of HFS and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

     The consolidated financial statements of Century 21 NORS as of and for the year ended July 31, 1995, have been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated January 12, 1995 of White, Nelson & Co. LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

     The Independent Auditor's Report relating to the consolidated financial statements of Century 21 Real Estate Inc. and subsidiaries as of and for the years ended July 31, 1995, 1994 and 1993, has been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated September 25, 1995, of Tony

H. Davidson, CPA independent certified public accountant, incorporated by reference herein, given upon the authority of said individual as experts in accounting and auditing.

     The consolidated balance sheets of Coldwell Banker Corporation ("Coldwell Banker") and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the two years in the period ended December 31, 1995, have been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated February 27, 1996 of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Century 21 of Eastern Pennsylvania, Inc. (an "S" corporation) as of and for the years ended April 30, 1995 and 1994, have been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated June 22, 1995 of Woolard, Krajnik & Company, LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

     The consolidated statements of operations, stockholders' equity and cash flows for the three months ended December 31, 1993 and the consolidated statements of operations and cash flows for the nine months ended September 30, 1993 of Coldwell Banker and subsidiaries (formerly Coldwell Banker Residential Holding Company and subsidiaries) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein from the CUC/HFS Proxy by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Avis, Inc. as of February 29, 1996 and February 28, 1995 and for each of the three years in the period ended February 29, 1996 incorporated in this Prospectus by reference to the CUC/HFS Proxy have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Resort Condominiums International, Inc. as of and for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report dated February 23, 1996, except for Notes 9 to 11, as to which the date is February 7, 1997, and have been incorporated herein by reference from the CUC/HFS Proxy. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



=======================================     ====================================

No dealer, salesperson or other individual
has been authorized to give any information
or to make any representation not contained            908,703 SHARES
in this Prospectus and, if given or made,
such information or representation must not
be relied upon as having been authorized by
the Company or the Selling Stockholders.
This Prospectus does not constitute an offer
to sell or a solicitation of an offer to buy        CUC International Inc.
the securities offered hereby in any juris-
diction or to any person to whom it is
unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor
any sale made hereunder shall, under any
circumstances, create any implication
that the information contained herein is
correct as of any date subsequent to the
date hereof.


             -------------


           TABLE OF CONTENTS

                                                         COMMON STOCK
                                  Page            ($.01 par value per share)

Available Information............    3
Incorporation of Certain Documents
  By Reference...................    3
The Company......................    4
Use of Proceeds..................    5
Selling Stockholders.............    5
Plan of Distribution.............    7               --------------------
Legal Matters....................    8
Experts..........................    8                    PROSPECTUS
                                                     --------------------




                                                                          , 1997






=======================================     ====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution


Securities and Exchange Commission Registration Fee...............$    7,675.79
*Accounting Fees and Expenses.....................................$   20,000.00
       *Legal Fees and Expenses...................................$    2,000.00
*Miscellaneous....................................................$        0.00
                                                                      ---------
       Total......................................................$   29,675.79

     As noted above under "Selling Stockholders -- Registration Rights of the Selling Stockholders", the Company will bear certain costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, all other registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by the Company, and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Registration Rights (excluding, without limitation, all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Shares and the cost of any separate legal counsel or other advisors retained by the Selling Stockholders); such costs (or estimates thereof) have been set forth above. The Selling Stockholders will bear certain other costs relating to the registration of the Shares under the Securities Act, including all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Shares and excluding the cost of any separate legal counsel or other advisors retained by the Selling Stockholders.
--------------
*Estimated for purposes of completing information required pursuant to this Item 14.


Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     The registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

     Pursuant to the Registration Rights Agreements, the Selling Stockholders have agreed to indemnify against certain liabilities the Company, affiliates of the Company and any other person who participates in the offering or sale of such securities on the Company's behalf.

     The registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.


Item 16. Exhibits

2.0 Agreement and Plan of Merger dated as of May 27, 1997, between CUC International Inc. and HFS Incorporated (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on May 29, 1997).*

5.0 Opinion of Peter G. McGonagle, Esq. as to the legality of the Common Stock to be registered.

15.0 Letter of Ernst & Young LLP relating to the Unaudited Interim Financial Information of CUC International Inc.

23.1        Consent of Peter G. McGonagle, Esq. (included in Exhibit 5.0).

23.2 Consent of Ernst & Young LLP relating to the audited financial statements of CUC International Inc.

23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

23.4 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

23.5 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson & Associates, Inc.

23.6 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group, Inc.

23.7 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region V.

23.8 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real Estate, Inc.

23.9 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker Corporation.

23.10 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker Corporation.

23.11 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

23.12 Consent of Ernst & Young LLP relating to the audited financial statements of Resort Condominiums International, Inc.

23.13 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

23.14 Consent of Woolard, Krajnik & Company, LLP relating to the audited financial statements of Century 21 of Eastern Pennsylvania, Inc.

24.0 Power of Attorney (included as part of the Signature Page of this Registration Statement).
----------------
 * Previously filed.


Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 16th day of September, 1997.

                                           CUC INTERNATIONAL INC.

                                           By: /s/ WALTER A. FORBES
                                              Walter A. Forbes
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                     Title                      Date

/s/ WALTER A. FORBES         Chief Executive Officer and     September 16, 1997
Walter A. Forbes             Chairman of the Board
                             (Principal Executive Officer)

/s/ COSMO CORIGLIANO         Senior Vice President and       September 16, 1997
Cosmo Corigliano             Chief Financial Officer
                            (Principal Financial and
                               Accounting Officer)

/s/ BARTLETT BURNAP          Director                        September 16, 1997
Bartlett Burnap

/s/ T. BARNES DONNELLEY      Director                        September 16, 1997
T. Barnes Donnelley




                               II-4







                             Director
Stephen A. Greyser

/s/ CHRISTOPHER K. MCLEOD    Director                        September 16, 1997
Christopher K. McLeod

/s/ BURTON C. PERFIT         Director                        September 16, 1997
Burton C. Perfit

/s/ ROBERT P. RITTEREISER    Director                        September 16, 1997
Robert P. Rittereiser

/s/ STANLEY M. RUMBOUGH, JR. Director                        September 16, 1997
Stanley M. Rumbough, Jr.

/s/ E. KIRK SHELTON          Director                        September 16, 1997
E. Kirk Shelton

/s/ KENNETH A. WILLIAMS      Director                        September 16, 1997
Kenneth A. Williams


                                INDEX TO EXHIBITS

                                                                   Sequentially
                                                                       Numbered
Exhibit                                                                    Page
-------                                                            ------------

5.0 Opinion of Peter G. McGonagle, Esq. as to the legality of the Common Stock to be registered.

15.0      Letter of Ernst & Young LLP relating to the Unaudited Interim
          Financial Information of CUC International Inc.

23.1      Consent of Peter G. McGonagle, Esq. (included in
          Exhibit 5.0).

23.2 Consent of Ernst & Young LLP relating to the audited financial statements of CUC International Inc.

23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

23.4 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

23.5 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson & Associates, Inc.

23.6 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group, Inc.

23.7 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region
          V.

23.8 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real
          Estate, Inc.

23.9 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker
          Corporation.

23.10 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker Corporation.

23.11 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

23.12 Consent of Ernst & Young LLP relating to the audited financial statements of Resort Condominiums
          International, Inc.

23.13 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

23.14 Consent of Woolard, Krajnik & Company, LLP relating to the audited financial statements of Century 21 of Eastern Pennsylvania, Inc.

24.0      Power of Attorney (included as part of the Signature
          Page of this Registration Statement).

                                                                     Exhibit 5.0

                             CUC International Inc.
                                707 Summer Street
                              Stamford, Conn. 06901

                               September 16, 1997

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by CUC International Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of approximately 908,703 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Registration Statement is being filed in connection with a proposed secondary offering and sale of shares of the Common Stock, which shares will be issued pursuant to the provisions of (i) a Contribution Agreement dated as of March 14, 1997 (the "Contribution Agreement") by and among the Company, Plextel Holdings, Inc., a Delaware corporation and a third-tier, indirect, wholly owned subsidiary of the Company ("Holdings"), CUC Media L.L.C., a Delaware limited liability company in which the Company has a controlling ownership interest, Tango Communications L.P., a Delaware limited partnership ("Tango"), Tango Communications L.L.C., a Delaware limited liability company and the general partner of Tango (the "General Partner"), Cooper Media, Inc., an Ohio corporation and a subsidiary of Tango, CyberComm L.P., a Delaware limited partnership and a subsidiary of Tango ("CyberComm"), and TangoComm L.P., a Delaware limited partnership and a subsidiary of Tango ("TangoComm") and (ii) an Escrow Agreement dated as of March 14, 1997 (the "Escrow Agreement" and, together with the Contribution Agreement, the "Acquisition Agreements") by and among the Company, Holdings, Tango, the General Partner, CyberComm, TangoComm and Robert T. Tucker, Esq., as escrow agent.

     In connection with the foregoing, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and the Acquisition Agreements and of such corporate records, certificates of public officials and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

     As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Company and its officers and agents and on certain certificates of public officials (including those of the Delaware Secretary of State).

     Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement were legally issued and are fully paid and non-assessable.

     I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in such Registration Statement, including any amendment thereto.

                                Very truly yours,

                                    /s/ PETER G. McGONAGLE
                                    Peter G. McGonagle
                                 Vice President

                                                                    Exhibit 15.0


               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

September 15, 1997

Shareholders and Board of Directors
CUC International Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of CUC International Inc. for the registration of 908,703 shares of its common stock of our report dated June 13, 1997 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. that is included in its Quarterly Report on Form 10-Q for the quarter ended April 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                          ERNST & YOUNG LLP


Stamford, Connecticut

                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CUC International Inc. for the registration of 908,703 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Stamford, Connecticut
September 15, 1997

                                                                    Exhibit 23.3


                          Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of our report dated March 31, 1997 (May 27, 1997 as to Note 2a, April 30, 1997 as to Note 2b) appearing in the HFS Incorporated Current Report on Form 8-K dated July 16, 1997 and incorporated by reference in the Joint Proxy Statement of CUC International Inc. and HFS Incorporated on Schedule 14A filed on August 28, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Parsippany, New Jersey
September 12, 1997

                                                                    Exhibit 23.4


                          Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of our report dated June 24, 1996 relating to the consolidated balance sheet of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1996 and the consolidated statements of operations, stockholders' equity, and cash flows for the two years ended March 31, 1996 (not presented separately therein), and, to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Seattle, Washington
September 12, 1997

                                                                    Exhibit 23.5


                         Consent of Independent Auditors


The Board of Directors
Davidson & Associates, Inc.

We consent to the use of our report incorporated herein by reference with respect to the consolidated balance sheet of Davidson & Associates, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of earnings, shareholders' equity, and cash flows and related schedule for each of the years in the two-year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP
Long Beach, California
September 12, 1997

                                                                    Exhibit 23.6


               Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectus constitution part of the Registration Statement on Form S-3 of CUC International Inc. of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Annual Report on Form 10-K of CUC International Inc. for the year ended January 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
Tampa, Florida
September 15, 1997

                                                                    Exhibit 23.7


                          Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of our report dated January 12, 1996, related to the consolidated financial statements of Century 21 Region V (Business Acquired By HFS Incorporated) as of and for the year ended July 31, 1995, included in the HFS Incorporated Current Report on Form 8-K, as amended, dated February 16, 1996, and incorporated by reference in the Joint Proxy Statement of CUC International Inc. and HFS Incorporated on Schedule 14A filed on August 28, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


White, Nelson & Co. LLP
Anaheim, California
September 12, 1997

                                                                    Exhibit 23.8


                          Independent Auditors' Consent


I consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of my report dated September 25, 1995 related to the consolidated balance sheet of Century 21 Real Estate, Inc. and subsidiaries as of July 31, 1995, 1994 and 1993 and the related statements of income and retained earnings and cash flows for the years then ended included in the HFS Incorporated Current Report on Form 8- K, as amended, dated February 16, 1996 and incorporated by reference in the Joint Proxy Statement of CUC International Inc. and HFS Incorporated on Schedule 14A filed on August 28, 1997, and to the reference to me under the heading "Experts" in the Prospectus, which is part of this registration statement.


Tony H. Davidson, CPA
Lake Oswego, Oregon
September 12, 1997

                                                                    Exhibit 23.9


                       Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of our report dated February 27, 1996 related to the consolidated financial statements of Coldwell Banker Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, incorporated by reference in the Joint Proxy Statement/Prospectus of CUC International Inc. on Schedule 14A, dated August 28, 1997, and included in the HFS Incorporated Current Report on Form 8-K/A dated May 8, 1996 (filed on or about March 21, 1997) and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


Coopers & Lybrand L.L.P.
Newport Beach, California
September 12, 1997

                                                                   Exhibit 23.10


                          Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of our report dated March 11, 1994, related to the consolidated statements of operations, stockholders' equity and cash flows for the three months ended December 31, 1993 and the consolidated statements of operations and cash flows for the nine months ended September 30, 1993 of Coldwell Banker Corporation and subsidiaries (formerly Coldwell Banker Residential Holding Company and subsidiaries) included in the HFS Incorporated Current Report on Form 8-K, as amended, dated May 8, 1996 and incorporated by reference in the Joint Proxy Statement of CUC International Inc. and HFS Incorporated on Schedule 14A filed on August 28, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Costa Mesa, California
September 12, 1997

                                                                   Exhibit 23.11


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of CUC International Inc. of our report dated April 25, 1996, relating to the financial statement of Avis, Inc. appearing in HFS Incorporated's Current Report on Form 8-K, dated August 29, 1996, as amended (Form 8-K). The Form 8-K is incorporated by reference in the Joint Proxy Statement/Prospectus of CUC International Inc. and HFS Incorporated dated August 28, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
Stamford, Connecticut
September 15, 1997

                                                                   Exhibit 23.12


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CUC International Inc. for the registration of 908,703 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 1996 (except notes 9-11, as to which the date is February 7, 1997), with respect to the combined financial statements of Resort Condominiums International, Inc., its affiliates and subsidiaries for the year ended December 31, 1995, included in the Current Report on Form 8-K/A of HFS Incorporated dated March 27, 1997, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Indianapolis, Indiana
September 15, 1997

                                                                   Exhibit 23.13


                         Consent of Independent Auditors


The Board of Directors
PHH Corporation

We consent to the incorporation by reference in this Registration Statement of CUC International Inc. ("CUC") on Form S-3 of our report dated April 30, 1997, with respect to the consolidated balance sheets of PHH Corporation and subsidiaries (the "Company") at December 31, 1996 and January 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996 and each of the years in the two year period ended January 31, 1996, which report appears in the Form 8-K of HFS Incorporated dated July 16, 1997. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report contains an explanatory paragraph that states the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in the year ended January 31, 1996.


                                                KPMG Peat Marwick LLP


Baltimore, Maryland
September 12, 1997

                                                                   Exhibit 23.14


                          Independent Auditors' Consent


We consent to the incorporation by reference in the Registration Statement of CUC INTERNATIONAL INC. on Form S-3 of our report dated June 22, 1995 (except for
Note 13, as to which the date is October 12, 1995), related to the financial statements of Century 21 of Eastern Pennsylvania Inc. as of and for the years ended April 30, 1995 and 1994, included in HFS Incorporated's Current Report on Form 8-K dated February 16, 1996, and incorporated by reference in the Joint Proxy Statement of CUC International Inc. and HFS Incorporated on Schedule 14A filed on August 28, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


WOOLARD, KRAJNIK & COMPANY, LLP
Exton, Pennsylvania
September 12, 1997